Exhibit 99.1
November 2, 2017

GenMark Diagnostics Reports Third Quarter 2017 Results

CARLSBAD, Calif - GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced financial results for the third quarter ended September 30, 2017.

Third Quarter Highlights

•	Placed 65 ePlex® analyzers in the third quarter, mostly driven by first full quarter of U.S. launch

•	Finished the quarter with an installed base of 147 ePlex analyzers in U.S. and European labs

•	Achieved revenues of $11.6 million in the quarter, an increase of 7.3% over the prior year period

“We are pleased with our first full quarter of ePlex launch in the U.S., which drove the majority of placements in the third quarter,” said Hany Massarany, President and Chief Executive Officer. “With strong sales funnels and continued positive customer feedback regarding the overall performance of ePlex, we remain optimistic about our opportunity to accelerate our revenue growth rate and capture market share in the global multiplex molecular diagnostics market.”

Third Quarter Financial Results
Revenue was $11.6 million in the third quarter of 2017, an increase of 7.3% versus $10.7 million in the third quarter of 2016. Gross profit was $4.2 million, or 36% of revenue, compared with $6.5 million, or 60% of revenue in the same period of 2016.

Operating expenses for the third quarter of 2017 were $18.9 million compared to $18.1 million in the same period for 2016. The increase was mainly driven by sales and marketing expenses as the Company continues to expand its commercial organization in support of the global ePlex product launch.

Loss per share was $0.28 per share for the third quarter of 2017, compared to a $0.27 loss per share in the third quarter of 2016.

The Company ended the quarter with $86.9 million in cash and investments.

Business Outlook
For full year 2017, GenMark expects revenue to range from $51 - $53 million and gross margin to range from 38% to 40%. The Company expects to exit 2017 with 185-200 ePlex placements.

Webcast and Conference Call Information
The Company will be hosting a conference call to discuss third quarter results in further detail on Thursday, November 2, 2017 starting at 4:30 p.m. ET. The conference call will be concurrently webcast. The link to the webcast will be available on the GenMark Diagnostics, Inc. website at www.genmarkdx.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 89238764 approximately five minutes prior to the start time.

About GenMark Diagnostics
GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of multiplex molecular diagnostic solutions designed to enhance patient care, improve key quality metrics, and reduce the total cost-of-care. Utilizing GenMark's proprietary eSensor® detection technology, GenMark's eSensor XT-8® and ePlex® systems are designed to support a broad range of molecular diagnostic tests with compact, easy-to-use workstations and self-contained, disposable test cartridges. GenMark’s ePlex: The True Sample-to-Answer Solution™ is designed to optimize laboratory efficiency and address a broad range of infectious disease testing needs, including respiratory, bloodstream, and gastrointestinal infections.  For more information, visit www.genmarkdx.com.

Safe Harbor Statement
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding our future financial performance, regulatory submissions and approvals, and the timely and effective commercialization and clinical impact of our ePlex system, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

Investor Relations Contact
Lynn Pieper Lewis or Leigh Salvo
(415) 937-5404
ir@genmarkdx.com

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	September 30, 2017	December 31, 2016
Current assets
Cash and cash equivalents	$27,161	$15,959
Marketable securities	59,756	25,607
Accounts receivable, net of allowances of $2,792 and $2,740, respectively	7,800	9,048
Inventories	7,109	6,633
Prepaid expenses and other current assets	1,971	1,202
Total current assets	103,797	58,449
Property and equipment, net	21,586	18,268
Intangible assets, net	2,772	2,670
Restricted cash	758	758
Other long-term assets	194	179
Total assets	$129,107	$80,324
Current liabilities
Accounts payable	$7,242	$8,703
Accrued compensation	5,227	5,650
Loan payable	19,548	7,935
Other current liabilities	2,923	4,133
Total current liabilities	34,940	26,421
Long-term liabilities
Deferred rent	3,225	3,652
Long-term debt	9,918	11,880
Other non-current liabilities	387	220
Total liabilities	48,470	42,173
Stockholders’ equity
Preferred stock, $0.0001 par value; 5,000 authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 authorized; 54,792 and 46,554 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	5	4
Additional paid-in capital	483,242	393,322
Accumulated deficit	(402,584)	(355,270)
Accumulated other comprehensive income	(26)	95
Total stockholders’ equity	80,637	38,151
Total liabilities and stockholders’ equity	$129,107	$80,324

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue
Product revenue	$11,552	$10,727	$36,313	$34,111
License and other revenue	51	86	184	278
Total revenue	11,603	10,813	36,497	34,389
Cost of revenue	7,400	4,362	21,227	13,457
Gross profit	4,203	6,451	15,270	20,932
Operating expenses
Sales and marketing	5,121	3,223	14,974	10,232
General and administrative	3,565	3,227	11,553	10,522
Research and development	10,248	11,628	34,297	37,100
Total operating expenses	18,934	18,078	60,824	57,854
Loss from operations	(14,731)	(11,627)	(45,554)	(36,922)
Other income (expense)
Interest income	247	43	353	98
Interest expense	(1,009)	(476)	(2,270)	(1,061)
Other income	76	16	227	7
Total other income (expense)	(686)	(417)	(1,690)	(956)
Loss before provision for income taxes	(15,417)	(12,044)	(47,244)	(37,878)
Income tax expense (benefit)	(9)	14	68	45
Net loss	$(15,408)	$(12,058)	$(47,312)	$(37,923)
Net loss per share, basic and diluted	$(0.28)	$(0.27)	$(0.95)	$(0.88)
Weighted average number of shares outstanding, basic and diluted	54,726	44,377	49,908	43,308
Other comprehensive loss
Net loss	$(15,408)	$(12,058)	$(47,312)	$(37,923)
Foreign currency translation adjustments	51	(4)	145	9
Net unrealized gains (losses) on marketable securities, net of tax	(9)	20	(24)	(2)
Comprehensive loss	$(15,366)	$(12,042)	$(47,191)	$(37,916)

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2017	2016
Operating activities
Net loss	$(47,312)	$(37,923)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,811	2,739
Amortization of premiums on investments	4	61
Amortization of deferred debt issuance costs	891	277
Gain on sale of investment in preferred stock	—	(9)
Stock-based compensation	8,386	6,788
Provision for bad debt	51	13
Non-cash inventory adjustments	911	120
Other non-cash adjustments	(190)	20
Changes in operating assets and liabilities:
Accounts receivable	1,272	1,719
Inventories	(4,813)	(1,048)
Prepaid expenses and other assets	(767)	(596)
Other long-term assets	(16)	—
Accounts payable	(1,468)	916
Accrued compensation	(452)	1,731
Other liabilities	(913)	33
Net cash used in operating activities	(40,605)	(25,159)
Investing activities
Payments for intellectual property licenses	(500)	(800)
Purchases of property and equipment	(3,816)	(5,105)
Purchases of marketable securities	(56,525)	(32,895)
Proceeds from sales of marketable securities	13,896	9
Maturities of marketable securities	8,500	8,050
Net cash used in investing activities	(38,445)	(30,741)
Financing activities
Proceeds from issuance of common stock	86,835	30,448
Costs incurred in conjunction with stock issuance	(5,469)	(1,091)
Principal repayment of borrowings	(6,123)	(28)
Proceeds from borrowings	15,000	10,000
Costs associated with debt issuance	(187)	(30)
Proceeds from stock option exercises	213	507
Net cash provided by financing activities	90,269	39,806
Effect of exchange rate changes on cash	(17)	2
Net increase (decrease) in cash and cash equivalents	11,202	(16,092)
Cash and cash equivalents at beginning of period	15,959	35,385
Cash and cash equivalents at end of period	$27,161	$19,293
Non-cash investing and financing activities
Transfer of instruments from (to) property and equipment to (from) inventory	$(3,438)	$234
Property and equipment costs included in accounts payable	$330	$1,040
Intellectual property acquisitions included in other current liabilities	$—	$700
Supplemental cash flow disclosures
Cash paid for income taxes, net	$58	$38
Cash received for interest	$367	$58
Cash paid for interest	$1,143	$761